UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020 (May 29, 2020)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

          Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 29, 2020, Richard Rosenstein was appointed Chief Financial Officer of Acacia Research Corporation (the “Company”), and Meredith Simmons was appointed General Counsel of the Company.

Mr. Rosenstein, age 55, most recently served as Chief Financial Officer of CLEAR, the biometric identity platform, since 2017. Prior to joining CLEAR, he served in chief financial officer roles at Independent Sports and Entertainment, a leading sports management and consulting agency, and SFX Entertainment (now LiveStyle, Inc.), the largest global producer of live events and digital entertainment content focused on electronic music, following many years as a Managing Director in equity research at Goldman Sachs and as an investor at Baron Capital. Mr. Rosenstein has a BA from the University of Pennsylvania and an MBA from Columbia Business School.

Ms. Simmons, age 39, most recently served as General Counsel and Chief Compliance Officer of Mason Capital Management LLC from 2011 to 2018, as well as Partner of Thistle Partners, LLC, a consulting firm that advises private equity and hedge funds, from 2018 to 2020. Prior to this, Ms. Simmons was a Vice President and Assistant General Counsel at Cantor Fitzgerald, and an Associate Attorney at Epstein, Becker, and Green, P.C; Winston and Strawn, LLP; and Holland and Knight, LLP. Ms. Simmons has a BA from the University of California, Los Angeles and JD from Georgetown University Law Center. She also holds an LLM from New York University Law School.

Each of Mr. Rosenstein and Ms. Simmons has entered into an Employment Agreement (the “Employment Agreements”) with the Company and Acacia Research Group LLC, the Company’s primary operating subsidiary.

Pursuant to the terms of Mr. Rosenstein’s Employment Agreement, he will (i) receive an annual salary of $425,000 (ii) be eligible to receive an annual bonus in an amount equal to 25-100% of his annual salary with a target of 50%, to be determined by the Compensation Committee of the Board of Directors (the “Committee”) in accordance with annual performance objectives established by the Committee on an annual basis, (iii) receive an initial grant of 86,500 restricted stock units that will vest at the end of a three-year period.

Pursuant to the terms of Ms. Simmons’s Agreement, she will (i) receive an annual salary of S400,000 (ii) be eligible to receive an annual bonus in an amount equal to 25-75% of her annual salary, with a target of 50%, to be determined by the Committee in accordance with annual performance objectives established by the Committee on an annual basis, (iii) receive an initial grant of 80,000 restricted stock units that will vest at the end of a three-year period.

The Employment Agreements provide for certain payments to each of Mr. Rosenstein and Ms. Simmons upon termination by the Company. The Company may terminate Mr. Rosenstein or Ms. Simmons’s employment with or without Cause (as defined in the Employment Agreements), or upon their death or permanent disability. Each of Mr. Rosenstein or Ms. Simmons may resign for Good Reason (as defined in the Employment Agreements) at any time and without Good Reason upon 30 days’ written notice.

Upon termination by the Company for Cause or upon resignation by Mr. Rosenstein or Ms. Simmons without Good Reason, each of Mr. Rosenstein or Ms. Simmons as applicable, is entitled to receive payment for (i) any unpaid salary earned through the date of termination, (ii) any earned but unused vacation time as of the date of termination, (iii) reimbursement for business expenses incurred but not yet paid as of the date of termination and (iv) any other payments or benefits to which he may be entitled to under any other arrangement or applicable law (collectively, the “Accrued Obligations”).

Upon termination by the Company without Cause or resignation for Good Reason, (i) Mr. Rosenstein shall be entitled to continued payment of his base salary for 12 months, and (ii) Ms. Simmons shall be entitled to continued payment of her base salary for three (3) months.

Since the beginning of the Company’s last fiscal year, the Company paid $131,000 to Ms. Simmons for certain consulting services.

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Other than as set forth above, there have been no transactions with the Company and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which either Mr. Rosenstein or Ms. Simmons had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year through the present. No arrangement or understanding exists between either of Mr. Rosenstein or Ms. Simmons and any other person pursuant to which either of them was selected as an officer of the Company. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Rosenstein or Ms. Simmons, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

The foregoing description of the Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreements, which are filed hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated June 4, 2020, by and among Acacia Research Group, LLC, Acacia Research Corporation and Richard Rosenstein.
10.2	Employment Agreement, dated June 4, 2020, by and among Acacia Research Group, LLC, Acacia Research Corporation and Meredith Simmons.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 4, 2020	By: /s/ Clifford Press
Clifford Press Chief Executive Officer

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